Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273897 on Form S-8 of our report dated March 21, 2024, relating to the financial statements of Tigo Energy, Inc., appearing in this Annual Report on Form 10-K of Tigo Energy, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Jose, California
March 21, 2024